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                                                                     Exhibit 1.1

                                                        DRAFT: December 12, 2001

                         SUNOCO LOGISTICS PARTNERS L.P.

                             5,000,000 Common Units
                     Representing Limited Partner Interests

                             UNDERWRITING AGREEMENT

Lehman Brothers Inc.                                          ____________, 2002
Salomon Smith Barney Inc.
UBS Warburg LLC
Banc of America Securities LLC
First Union Securities, Inc.
Credit Suisse First Boston Corporation
c/o Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey   07302

Dear Sirs:

          Sunoco Logistics Partners L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the several Underwriters named in
Schedule 1 hereto (the "Underwriters") 5,000,000 Common Units (the "Firm Units"), each representing a limited partner interest in the Partnership (the "Common Units"). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 750,000 Common Units, on the terms and for the purposes set forth in Section 2 (the "Option Units"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units." Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement or the Prospectus (each as defined herein).

          It is understood and agreed to by all parties that the Partnership was formed to acquire substantially all of the assets, liabilities and operations of the pipeline, terminal and storage businesses (the "Sunoco Logistics Business") held by various subsidiaries of Sunoco, Inc., a Pennsylvania corporation ("Sunoco"), and, thereafter, to manage such acquired pipeline, terminal and storage assets and operations.

          Prior to or concurrently with the execution hereof, Sunoco Logistics Partners Operations L.P. (the "Operating Partnership"), (a) will enter into a purchase agreement (the "Purchase Agreement") with the initial purchasers thereunder providing for the issuance and sale to such initial purchasers of $250 million aggregate principal amount of unsecured senior notes (the "Notes") under an indenture relating to the Notes (the "Indenture") in a transaction (the "Notes Offering") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and (b) will enter into a bank credit agreement (the "Credit Agreement") providing for borrowings of up to $150 million.

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It is further understood and agreed by all parties that as of the date hereof:

     (i) each of Sunoco, Inc. (R&M), a Pennsylvania corporation ("Sunoco R&M"), Sun Pipe Line Company of Delaware, a Delaware corporation ("Sun Delaware"), and Sun Atlantic Refining and Marketing Company, a Delaware corporation ("Sun Atlantic R&M"), is a wholly owned direct subsidiary of Sunoco;

     (ii) Sun Atlantic Refining and Marketing B.V., a Netherlands company ("Sun Atlantic BV"), is a wholly owned direct subsidiary of Sun Atlantic R&M;

     (iii) Atlantic Petroleum Corporation, a Delaware corporation ("Atlantic Petroleum"), is a wholly owned indirect subsidiary of Sun Atlantic BV;

     (iv) each of Atlantic Pipeline Corp., a Delaware corporation ("Atlantic"), and Atlantic Refining & Marketing Corp., a Delaware corporation ("Atlantic Refining"), is a wholly owned direct subsidiary of Atlantic Petroleum;

     (v) Sunoco R&M (In) LLC, a Delaware limited liability company ("RM In LLC"), is a wholly owned direct subsidiary of Sunoco R&M and general partner of Sunoco Partners Marketing & Terminals L.P., a Delaware limited partnership ("RM In LP");

     (vi) Sunoco R&M is the sole limited partner of RM In LP;

     (vii) each of Sunoco Partners LLC, a Pennsylvania limited liability company (the "General Partner"), Sun Pipe Line Company, a Pennsylvania corporation ("Pipe Line"), Sun Pipe Line Services Company, a Delaware corporation ("Services"), Sun Oil Line Co. of Michigan, a Michigan corporation ("Michigan"), Mid-Continent Pipe Line Company, an Oklahoma corporation ("Mid-Con"), Sunoco Logistics Partners GP LLC, a Delaware limited liability company ("GP LLC"), Sun Oil Line of Michigan (Out) LLC, a Texas limited liability company ("Michigan Texas"), Sunoco Michigan (In) LLC, a Texas limited liability company ("Michigan In LLC"), Sunoco Mid-Con (In) LLC, a Texas limited liability company ("Mid-Con In LLC"), and Mid-Continent Pipe Line (Out) LLC, a Texas limited liability company ("Mid-Con Texas"), is a wholly owned direct subsidiary of Sun Delaware;

     (viii) Sunoco Partners Lease Acquisition & Marketing LLC, a Delaware limited liability company ("LA LLC"), is a wholly owned direct subsidiary of the General Partner;

     (ix) The General Partner is the sole general partner of the Partnership, and Sun Delaware is the sole limited partner of the Partnership;

     (x) GP LLC is the sole general partner of the Operating Partnership, and the Partnership is the sole limited partner of the Operating Partnership;


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     (xi) Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company ("OLP GP LLC"), is a wholly owned direct subsidiary of GP LLC;

     (xii) each of Sun Pipe Line GP LLC, a Delaware limited liability company ("Pipe Line GP LLC"), and Sun Texas Pipe Line Company, a Texas corporation ("Sun Texas"), is a wholly owned subsidiary of Pipe Line;

     (xiii) Pipe Line GP LLC is the sole general partner of Sunoco Pipeline L.P., a Texas limited partnership ("Sun Pipeline LP"), and Pipe Line is the sole limited partner of Sun Pipeline LP;

     (xiv) each of Atlantic (In) LLC, a Delaware limited liability company ("Atlantic In LLC"), and Atlantic Petroleum (Out) LLC, a Delaware limited liability company ("Atlantic Out LLC"), is a wholly owned direct subsidiary of Atlantic Petroleum;

     (xv) Atlantic Petroleum is the sole general partner of Atlantic (In) L.P., a Texas limited partnership ("Atlantic In LP"), and Atlantic In LLC is the sole limited partner of Atlantic In LP;

     (xvi) Atlantic Petroleum is the sole general partner of Atlantic Pipeline
(Out) L.P., a Texas limited partnership ("Atlantic Out LP"), and Atlantic Out LLC is the sole limited partner of Atlantic Out LP;

     (xvii) Atlantic Petroleum is the sole general partner of Atlantic RM (In) L.P., a Texas limited partnership ("Atlantic RM In LP"), and Atlantic In LLC is the sole limited partner of Atlantic RM In LP;

     (xviii) Atlantic Petroleum is the sole general partner of Atlantic R&M
(Out) L.P., a Texas limited partnership ("Atlantic RM Out LP"), and Atlantic Out LLC is the sole limited partner of Atlantic RM Out LP;

     (xix) Sun Borger Pipe Line Company, a Delaware corporation ("Borger"), is a wholly owned direct subsidiary of Services; and

     (xx) Sun Pipe Line Services (Out) LLC, a Delaware limited liability company ("Services Out LLC"), is a wholly owned direct subsidiary of Services.

     On or concurrently with the First Delivery Date, the following transactions will occur:

     (a) Pipe Line will merge into Sun Texas;

     (b) Sun Texas will merge with Sun Pipeline LP such that its assets are owned by (1) Sun Texas and (2) Sun Pipeline LP, with Sun Texas owning the assets that will not be owned by the Partnership Entities (as defined herein) and Sun Pipeline LP owning the assets that will be owned by the Partnership Entities.

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     (c) Borger will merge into Services;

     (d) Sun Delaware will contribute .01% of the stock of Services to GP LLC as a capital contribution;

     (e) Services will adopt articles of conversion and convert to a Delaware limited partnership named Sun Pipe Line Services (In) L.P. ("Services LP"), designating GP LLC as the general partner and Sun Delaware as the limited partner;

     (f) Services LP will convey the assets of Services that will not be owned by the Partnership Entities to Services Out LLC as a capital contribution and distribute all of the interest in Services Out LLC to Sun Delaware (99.99% directly and .01% for the benefit of GP LLC);

     (g) Michigan will merge into Michigan Texas;

     (h) Michigan Texas will effect a multiple survivor merger whereby all assets and liabilities of Michigan Texas that will be owned and assumed by the Partnership Entities will be allocated to Michigan In LLC and all other assets and liabilities of Michigan Texas will remain in Michigan Texas;

     (i) Mid-Con will merge into Mid-Con Texas;

     (j) Mid-Con Texas will effect a multiple survivor merger whereby all assets and liabilities of Mid-Con Texas that will be owned and assumed by the Partnership Entities will be allocated to Mid-Con In LLC and all other assets and liabilities of Mid-Con Texas will remain in Mid-Con Texas;

     (k) Atlantic will merge into Atlantic Out LP;

     (l) Atlantic Out LP will effect a multiple survivor merger whereby all assets and liabilities of Atlantic that will be owned and assumed by the Partnership Entities will be allocated to Atlantic In LP and all other assets and liabilities of Atlantic Out LP will remain in Atlantic Out LP;

     (m) Atlantic Refining will merge into Atlantic RM Out LP;

     (n) Atlantic RM Out LP will effect a multiple survivor merger whereby all assets and liabilities of Atlantic Refining that will be owned and assumed by the Partnership Entities will be allocated to Atlantic RM In LP and all other assets and liabilities of Atlantic RM Out LP will remain in Atlantic RM Out LP;

     (o) Sunoco R&M will convey its assets that will be owned by the Partnership Entities to RM In LP as a capital contribution, with RM In LP assuming the related liabilities, 99.99% for itself and .01% on behalf of RM In LLC;

     (p) Sun Pipeline LP, Services LP, Michigan In LLC, Mid-Con In LLC, Atlantic In LP, Atlantic RM In LP and RM In LP (the "Distributing Entities") will all distribute

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to their owners in proportion to ownership an aggregate of [$76.45] million in receivables and crude inventory with a value of [$25] million, and GP LLC, Atlantic In LLC, Pipe Line GP LLC and RM In LLC, in turn, will distribute any assets they receive as a result of the aforementioned distributions to their owners;

     (q) Any amounts owed by the Distributing Entities to Sunoco affiliates will be cancelled by the affiliate;

     (r) (1) Sun Delaware will contribute its interest in (a) GP LLC, Services LP, Michigan In LLC, Explorer Pipeline Company, a Delaware corporation ("Explorer"), and Mid-Con In LLC to the General Partner in exchange for a ____% membership interest in the General Partner; (2) Sun Texas will contribute its membership interest in Pipe Line GP LLC and Sun Pipeline LP to the General Partner in exchange for a ____% membership interest in the General Partner; (3) Sunoco R&M will contribute its membership interest in RM In LLC and RM In LP to the General Partner in exchange for a ____% membership interest in the General Partner; and (4) Atlantic Petroleum will contribute its interest in Atlantic In LLC, Atlantic In LP and Atlantic RM in LP to the General Partner in exchange for a ____% membership interest in the General Partner;

     (s) The General Partner will contribute all the assets conveyed to it in the prior steps to the Partnership in exchange for (1) a continuation of its 2% general partner interest, (2) the incentive distribution rights, (3) 7,472,528 Common Units, (4) 12,472,528 subordinated units representing limited partner interests ("Subordinated Units"), and (5) a special partnership interest (the "Special Interest") giving the holder the right to receive [$247 million] in cash from the proceeds of the Notes Offering;

     (t) The public offering of the Firm Units contemplated hereby will be consummated;

     (u) RM In LLC, Pipe Line GP LLC and Atlantic In LLC will merge into GP LLC;

     (v) The Partnership will contribute [$87 million] to the Distributing Entities to use as working capital, .01% on behalf of GP LLC as to the Distributing Entities that are limited partnerships;

     (w) The Partnership will contribute its direct interests in the Distributing Entities to the Operating Partnership in exchange for the Special Interest as a capital contribution on its behalf (99.99%) and on behalf of GP LLC (.01%);

     (x) GP LLC will contribute its .01% general partner interest in (1) RM In LP, (2) Sun Pipeline LP, (3) Atlantic In LP, (4) Atlantic RM In LP and (5) Services LP to OLP GP LLC as a capital contribution and, in turn, will contribute its interest in OLP GP LLC to the Operating Partnership as a capital contribution;

     (y) The Operating Partnership will issue the Notes in accordance with the terms and conditions of the Purchase Agreement, and the Operating Partnership will distribute

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the proceeds to the Partnership; in turn, the Partnership will distribute the proceeds to the General Partner, in both cases in redemption of the Special Interest;

     (z) The Operating Partnership will enter into the Credit Agreement;

     (aa) The General Partner will distribute cash to its owners pro rata and loan the balance to Sunoco and affiliates;

     (bb) If the underwriters' over-allotment option (described in Section 2 hereof) is not exercised or is not exercised in its entirety, Sunoco, or an affiliate, will purchase any Common Units not purchased by the underwriters pursuant to such option and the Partnership will contribute the proceeds to the Operating Partnership and the Operating Partnership will contribute those proceeds to the Distributing Entities (other than GP LLC) (99.99% for the benefit of the Operating Partnership and .01% for the benefit of OLP GP LLC as to those Distributing Entities that are partnerships) which will use those proceeds for working capital.

     (cc) Services LP, Atlantic In LP, Michigan In LLC and Mid-Con In LLC will merge into Sun Pipeline LP;

     (dd) Atlantic RM In LP will merge into RM In LP; and

     (ee) Sun Pipeline LP will merge with RM In LP such that certain terminal assets will be owned by RM In LP and all other assets owned by Sun Pipeline LP will continue to be owned by Sun Pipeline LP.

The transactions described above in clauses (a)-(ee) are referred to as the "Transactions." In connection with the Transactions, the parties to the Transactions entered into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, the "Conveyances"). The mergers described in clauses (a)-(c), (g)-(n), (u) and (cc)-(ee) above are referred to herein as the "Mergers" and the conversion from a corporation to a limited liability company described in clause (e) above is referred to herein as the "Conversion." In connection with the consummation of the Mergers and the Conversion, the subsidiaries of the Operating Partnership and certain of their predecessors entered into, as applicable, merger agreements, limited liability company agreements, and certificates and articles of merger and articles of conversion (the "Merger and Conversion Documents"). The Merger and Conversion Documents and the Conveyances are collectively referred to herein as the "Merger and Contribution Agreements."

     Sunoco, Sunoco R&M, Sun Delaware, Sun Atlantic R&M, Sun Atlantic BV, Atlantic Petroleum, RM In LLC, RM In LP, the General Partner, Pipe Line, Services, Michigan, Mid-Con, Michigan Texas, Michigan In LLC, Mid-Con In LLC, Mid-Con Texas, LA LLC, the Partnership, the Operating Partnership, Pipe Line GP LLC, Sun Texas, Sun Pipeline LP, GP LLC, OLP GP LLC, Atlantic In LLC, Atlantic Out LLC, Atlantic In LP, Atlantic Out LP, Atlantic RM In LP, Atlantic RM Out LP, Borger and Services Out LLC, together with their respective predecessor entities, as applicable, collectively constitute the "Sunoco Entities." Prior to the First Delivery Date, Sunoco R&M, Sun Delaware, Atlantic Petroleum, Pipe Line, Services, Michigan, Mid-Con and Borger, together, constitute the "Operating Subsidiaries." On and after the First Delivery Date, Sun Pipeline LP and RM In LP, as applicable, collectively

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constitute the "Operating Subsidiaries." The General Partner, the Partnership,
the Operating Partnership and the Operating Subsidiaries, as applicable, collectively constitute the "Partnership Entities."

     This is to confirm the agreement among Sunoco, Sunoco R&M, Sun Delaware, Sun Texas, Atlantic Petroleum, the General Partner, the Partnership, GP LLC and the Operating Partnership (collectively, the "Sunoco Parties") and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.

     1. Representations, Warranties and Agreements of the Sunoco Parties. Each of the Sunoco Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter that:

        (a) Definitions. A registration statement on Form S-1 (File No. 333-71968) with respect to the Units (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) has become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Partnership to you as the representatives (the "Representatives") of the Underwriters. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Partnership with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)") and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means the final prospectus in the form first used to confirm sales of Units. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) or Rule 462(d) under the Securities Act, the term "Registration Statement" as used in this Agreement includes such abbreviated registration statement.

        (b) No Material Misstatements or Omissions. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) will conform in all material respects to the

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requirements of the Securities Act and the Rules and Regulations, and do not or
will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the Rules and Regulations under the Securities Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

        (c) Formation and Qualification of the Partnership, the Operating Partnership and RM In LP. Each of the Partnership, the Operating Partnership and RM In LP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease its properties to be owned or leased at each Delivery Date (as defined in Section 4 hereof), to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects. Each of the Partnership, the Operating Partnership and RM In LP is, or at each Delivery Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Entities taken as a whole (a "Material Adverse Effect"), or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (d) Formation and Qualification of Sun Pipeline LP. Sun Pipeline LP has been duly formed and is validly existing in good standing as a limited partnership under the Texas Revised Limited Partnership Act (the "Texas LP Act") with full partnership power and authority to own or lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects. Sun Pipeline LP is, or at each Delivery Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (e) Formation and Qualification of the General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited liability


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company under the Pennsylvania Limited Liability Company Law of 1994, as amended
(the "Pennsylvania LLC Law"), with full limited liability company power and authority to own or lease its properties to be owned or leased at each Delivery Date, to act as general partner of the Partnership, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects. The General Partner is, and at each Delivery Date will be, duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (f) Formation and Qualification of LA LLC, GP LLC and OLP GP LLC. Each of LA LLC, GP LLC and OLP GP LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act") with full limited liability company power and authority to own or lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects. GP LLC has full limited liability company power and authority to act as general partner of the Operating Partnership. OLP GP LLC has full limited liability company power and authority to act as general partner of Sun Pipeline LP and RM In LP. Each of LA LLC, GP LLC and OLP GP LLC is, and at each Delivery Date will be, duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (g) Existence and Good Standing of Other Entities. Each of Sunoco, Sunoco R&M, Pipe Line, Sun Delaware, Sun Atlantic BV, Sun Atlantic R&M, Atlantic Petroleum, Atlantic, Atlantic Refining, Services, Services LP, Borger, Sun Texas, Michigan, Mid-Con, Atlantic In LP, Atlantic RM In LP, Atlantic Out LP, Atlantic RM In LP, Michigan In LLC, Mid-Con In LLC, Michigan Texas, Mid-Con Texas, R&M In LLC, Pipe Line GP LLC, Atlantic In LLC, Atlantic Out LLC and Services Out LLC has been duly incorporated or organized and is validly existing in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of its jurisdiction of incorporation or organization with full corporate, limited liability company or partnership power and authority, as the case may be, to own or lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted by it at each Delivery Date, in each case in all material respects.

        (h) Ownership of General Partner Interests. At each Delivery Date the General Partner will be the sole general partner of the Partnership with a 2.0% general


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partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended and restated at or prior to each Delivery Date, the "Partnership Agreement"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (i) Ownership of the Sponsor Units and Incentive Distribution Rights. Assuming no exercise of the Underwriters' over-allotment option, at the First Delivery Date, the General Partner will own 7,472,528 Common Units and 12,472,528 Subordinated Units (all such Common and Subordinated Units being collectively referred to herein as the "Sponsor Units"); at each Delivery Date the General Partner will own all of the Incentive Distribution Rights, and such Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); all of such Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the General Partner will own the Sponsor Units and the Incentive Distribution Rights free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims.

        (j) Valid Issuance of Firm Units. At the First Delivery Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units); at the First Delivery Date or the Second Delivery Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters or the Sunoco Related Party against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date.

        (k) Ownership of LA LLC. At each Delivery Date, the General Partner will own a 100% membership interest in LA LLC; such membership interest will have been duly authorized and validly issued in accordance with the limited liability company agreement of LA LLC (as the same may be amended and restated at or prior to each Delivery Date, the "LA LLC Agreement") and will be fully paid (to the extent required under the LA LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the General Partner will

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own such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (l) Ownership of GP LLC. At each Delivery Date, the Partnership will own a 100% membership interest in GP LLC; such membership interest will have been duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended and restated at or prior to each Delivery Date, the "GP LLC Agreement") and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (m) Ownership of Operating Partnership. At each Delivery Date:

     (i) GP LLC will be the sole general partner of the Operating Partnership with a .01% general partner interest in the Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement of the Operating Partnership (as the same may be amended and restated at or prior to the First Time of Delivery, the "Operating Partnership Agreement"); and GP LLC will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims; and

     (ii) the Partnership will be the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest will have been duly authorized and validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (n) Ownership of OLP GP LLC. At each Delivery Date, the Operating Partnership will own a 100% membership interest in OLP GP LLC; such membership interest will have been duly authorized and validly issued in accordance with the respective limited liability company agreement of OLP GP LLC (as the same may be amended and restated at or prior to each Delivery Date, the "OLP GP LLC Agreement") and will be fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by
Section 18-607 of the Delaware LLC Act); and other than as set forth in the Prospectus, the Operating Partnership will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (o) Ownership of Sun Pipeline LP and RM In LP. At each Delivery Date:

     (i) OLP GP LLC will be the sole general partner of Sun Pipeline LP and RM In LP with a .01% general partner interest in each of Sun Pipeline LP and RM In LP; such general partner interests will be duly authorized and validly issued in accordance with the partnership agreement of each of Sun Pipeline LP and RM In LP (together, as the same may be amended and restated at or prior to the First Time of Delivery, the "Operating Subsidiary Partnership Agreements"); and OLP GP LLC will own such general partner interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims; and

     (ii) the Operating Partnership will be the sole limited partner of each of Sun Pipeline LP and RM In LP with a 99.99% limited partner interest in each of Sun Pipeline LP and RM In LP; such limited partner interests will have been duly authorized and validly issued in accordance with each Operating Subsidiary Partnership Agreement and will be fully paid (to the extent required under the Operating Subsidiary Partnership Agreements) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the Partnership will own such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (p) Ownership of General Partner. At each Delivery Date, Sun Delaware, Sun Texas, Sunoco R&M and Atlantic Petroleum will own 100% of the membership interests in the General Partner; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended and restated at or prior to each Delivery Date, the "General Partner LLC Agreement") and will be fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable; and Sun Delaware, Sun Texas, Sunoco R&M and Atlantic Petroleum will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (q) Ownership of Other Entities. At each Delivery Date, Sunoco will own, directly or indirectly, all of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of Sun Delaware, Sunoco R&M, Sun Atlantic R&M, Sun Atlantic BV, Atlantic Petroleum, Sun Texas, Atlantic Out LLC, Michigan In LLC, Mid-Con In LLC, Services LP, Atlantic In LP, Atlantic RM In LP, Atlantic Out LP and Atlantic Out LP free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (r) No Other Subsidiaries. Other than (A) the Partnership's ownership of a 100% membership interest in GP LLC and a 99.99% limited partner interest in the Operating Partnership, (B) GP LLC's ownership of a .01% general partner interest in the Operating Partnership, (C) the Operating Partnership's ownership of a 100% membership interest in OLP GP LLC, Michigan In LLC and Mid-Con In LLC and a 99.99% limited partner interest in each of Sun Pipeline LP, RM In LP, Services LP, Atlantic In LP and Atlantic RM In LP, and (D) OLP GP LLC's ownership of a .01% general partner interest in each of Sun Pipeline LP, RM In LP, Services LP, Atlantic In LP and Atlantic RM In LP, neither the Partnership, GP LLC, the Operating Partnership nor OLP GP LLC own, and at the First Delivery Date and the Second Delivery date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership and its ownership of a 100% membership interest in LA LLC, the General Partner does not own, and at the First Delivery Date and Second Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

         (s) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in the Partnership Entities, in each case pursuant to the organizational documents or any agreement or other instrument to which any Partnership Entity is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as provided in the Partnership Agreement or as have been waived. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any partnership or membership interests in any Partnership Entity. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and Prospectus, and (ii) the Subordinated Units and the Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Merger and Contribution Agreements. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Sunoco Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Subordinated Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section 1(v)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements (as herein defined) shall have been validly taken.

         (t) Enforceability of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Sunoco Parties, and constitutes the valid and legally binding agreement of each of the Sunoco Parties, enforceable against each of the Sunoco Parties in accordance with its terms, provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions hereunder may be limited by federal or state securities laws.

         (u) Conformity to Description of Units and Incentive Distribution Rights. The Units, when issued and delivered against payment therefor as provided herein, and the Subordinated Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

         (v) Enforceability of Other Agreements. At or before the First Delivery Date:

     (i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Sun Delaware as the "Organizational Limited Partner," and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

     (ii) the LA LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

     (iii) the GP LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

     (iv) the Operating Partnership Agreement will have been duly authorized, executed and delivered by GP LLC and the Partnership and will be a valid and legally binding agreement of GP LLC and the Partnership, enforceable against GP LLC and the Partnership in accordance with its terms;

     (v) the OLP GP LLC Agreement will have been duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms;

     (vi) the Operating Subsidiary Partnership Agreements will have been duly authorized, executed and delivered by OLP GP LLC and the Operating Partnership and will be a valid and legally binding agreement of OLP GP LLC and the Operating Partnership, enforceable against OLP GP LLC and the Operating Partnership in accordance with its terms;

     (vii) the General Partner LLC Agreement will have been duly authorized, executed and delivered by Sun Delaware, Sun Texas, Sunoco R&M, Atlantic Petroleum and Atlantic Out LP and will be a valid and legally binding agreement of each of Sun Delaware, Sun Texas, Sunoco R&M, Atlantic Petroleum and Atlantic Out LP, enforceable against the Operating Partnership in accordance with its terms;

     (viii) the Purchase Agreement will have been duly authorized, executed and delivered by the Operating Partnership and by OLP GP LLC, Sun Pipeline LP and RM In LP (collectively, the "Subsidiary Guarantors") and will be a valid and legally binding agreement of the Operating Partnership and the Subsidiary Guarantors enforceable against the Operating Partnership and the Subsidiary Guarantors in accordance with its terms;

     (ix) the Indenture will have been duly authorized, executed and delivered by the Operating Partnership, the Subsidiary Guarantors and the trustee thereunder and will be a valid and legally binding agreement of the Operating Partnership and each of the Subsidiary Guarantors enforceable against the Operating Partnership and the Subsidiary Guarantors in accordance with its terms;

     (x) the Notes will have been duly authorized for issuance and sale to the initial purchasers thereof and, when issued and authenticated in accordance with the terms of the Purchase Agreement, will constitute the valid and binding obligations of the Operating Partnership and each of the Subsidiary Guarantors enforceable against the Operating Partnership and each of the Subsidiary Guarantors and entitled to the benefits of the Indenture;

     (xi) the Credit Agreement will have been duly authorized, executed and delivered by the Operating Partnership and the Subsidiary Guarantors and will be a valid and legally binding agreement of the Operating Partnership and the Subsidiary Guarantors enforceable against the Operating Partnership and the Subsidiary Guarantors in accordance with its terms;

     (xii) each of the Merger and Contribution Agreements will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

     (xiii) an omnibus agreement (the "Omnibus Agreement") will have been duly authorized, executed and delivered by each of Sunoco, Sunoco R&M, Sun Delaware, Atlantic Petroleum, the General Partner, the Partnership and the Operating Partnership, and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

     (xiv) a pipelines and terminals storage and throughput agreement (the "Pipelines and Terminals Agreement") will have been duly authorized, executed and delivered by each of Sunoco, Sunoco R&M, the General Partner, the Partnership, the Operating Partnership [and the other parties thereto], and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

     (xv) eight crude oil purchase agreements (the "Crude Oil Purchase Agreements") will have been duly authorized, executed and delivered by each of Sunoco, Sunoco R&M, the General Partner, the Partnership, Operating

Partnership [and the other parties thereto], and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

     (xvi) a lease agreement (the "Lease Agreement") will have been duly authorized, executed and delivered by Sunoco R&M, the General Partner, the Partnership, the Operating Partnership [and the other parties thereto], and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms; and

     (xvii) a cash management agreement (the "Cash Management Agreement") will have been duly authorized, executed and delivered by each of Sunoco, the General Partner, the Partnership, the Operating Partnership [and the other parties thereto], and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(ll), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Partnership Agreement, the LA LLC Agreement, the GP LLC Agreement, the OLP GP LLC Agreement, the Operating Subsidiary Partnership Agreements, the General Partner LLC Agreement, the Purchase Agreement, the Indenture, the Notes, the Credit Agreement, the Merger and Contribution Agreements, the Omnibus Agreement, the Pipelines and Terminals Agreement, the Crude Oil Purchase Agreements, the Lease Agreement and the Cash Management Agreement are herein collectively referred to as the "Operative Agreements."

         (w) Effective Date of Mergers and Conversions. Prior to the First Delivery Date, the Mergers became effective under the Texas LLC Act, the TBCA, the Delaware LLC Act and the DGCL, as applicable, and the Conversion became effective under the DGCL and the Delaware LLC Act.

         (x) Sufficiency of Transferred Assets Under Conveyances. The Conveyances will be legally sufficient to transfer or convey to the Operating Partnership and the Operating Subsidiaries all properties not already held by them that are, individually or in the aggregate, required to enable the Operating Partnership and the Operating Subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Merger and Contribution Agreements and those set forth in the Prospectus. The Operating Partnership and the Operating Subsidiaries, upon execution and delivery of the Conveyances, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations of the Sunoco Logistics Business as reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus and the Merger and Contribution Agreements.

         (y) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Sunoco Entities which are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Sunoco Entities, (ii) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Sunoco Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violated, violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Sunoco Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Sunoco Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

         (z) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the Sunoco Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Sunoco Entities party thereto, or the consummation by the Sunoco Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except (i) for such consents required under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or "Blue Sky" laws, (ii) for such consents that have been, or prior to each Delivery Date will be, obtained, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, (iv) for such consents which are (A) of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummations of transactions such as those contemplated by this Agreement and the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions, and (v) as disclosed in the Prospectus.

         (aa) No Default. None of the Sunoco Entities is (i) in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Sunoco Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Sunoco Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Sunoco Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

          (bb) Independent Public Accountants. The accountants, Ernst & Young LLP, who have certified or shall certify the audited financial statements included in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to the Partnership and the General Partner as required by the Securities Act and the Rules and Regulations.

          (cc) Financial Statements. At _____________, 2001, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical combined financial statements (including the related notes and supporting schedules) of the Sunoco Logistics Business included in the Registration Statement, the Preliminary Prospectus dated ____________, 2002 and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical and pro forma financial information set forth in the Registration Statement, the Preliminary Prospectus dated ____________, 2002 and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical Financial and Operating Data of Sunoco Logistics (Predecessor) and Pro Forma Financial Data of Sunoco Logistics Partners" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus dated ____________, 2002 and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Sunoco Parties, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (dd) No Material Adverse Change. None of the Partnership Entities has sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Sunoco Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Partnership Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Entities, taken as a whole.

          (ee) Legal Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Sunoco Parties, threatened, against any of the Sunoco Entities, or to which any of the Sunoco Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act.

          (ff) No Distribution of Other Offering Materials. None of the Sunoco Parties has distributed and, prior to the later to occur of (i) the First Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

          (gg) Title to Properties. The Operating Partnership and the Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Partnership and the Operating Subsidiaries, free and clear of all liens, claims, security interests or other encumbrances except (i) as described in the Prospectus or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus, provided that, with respect to any real property and buildings held under lease by the Operating Partnership and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus.

          (hh) Rights-of-Way. Each of the Partnership Entities has, or at each Delivery Date will have, such consents, easements, rights-of-way, permits or licenses from each person ("rights-of-way") as are necessary to conduct its business in the manner described in the Prospectus, except for (i) qualifications as may be set forth in the Prospectus that do not and could not reasonably be expected to have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; each of the Partnership Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (ii) Permits. Each of the Partnership Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

          (jj) Books and Records. The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (kk) Tax Returns. Each of the Sunoco Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be likely to result in a Material Adverse Effect.

          (ll) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

          (mm) Environmental Compliance. The Sunoco Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (nn) No Labor Dispute. Except as disclosed in the Prospectus, no labor dispute with the employees of the Sunoco Entities that are engaged in the Sunoco Logistics Business exists or, to the knowledge of the Sunoco Parties, is imminent or threatened; and except as disclosed in the Prospectus, none of the Sunoco Parties is aware of any existing, imminent or threatened labor disturbance by the employees of any of its lessees that would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

          (oo) Insurance. The Sunoco Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Sunoco Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

          (pp) Litigation. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Sunoco Parties, threatened, to which any of the Sunoco Entities is or may be a party or to which the business or property of any of the Sunoco Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Sunoco Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

          (qq) Private Placement. The offer, sale and issuance of the Sponsor Units and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Sunoco Entities has taken or will take any action that would cause the loss of such exemption.

          (rr) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

          (ss) Directed Unit Sales. None of the Directed Units (as defined in
Section 5(l) below) distributed in connection with the Directed Unit Program (as defined in Section 5(l) below) will be offered or sold outside of the United States.

       2. Purchase of the Units. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 5,000,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter's name in
Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

     In addition, the Partnership grants to the Underwriters an option to purchase up to 750,000 Option Units. Such option is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof. Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set forth opposite the names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Units shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Units other than in 100 Unit amounts.

     In the event the Underwriters do not exercise the option described in the preceding paragraph in full within the time prescribed by Section 4 hereof, Sunoco or an affiliate-designee that is not a Partnership Entity (including Sunoco, each a "Sunoco Related Party") shall purchase the number of Option Units not purchased by the Underwriters pursuant to such option in the manner provided in Section 4 hereof.

     The price of both the Firm Units and any Option Units shall be ______ per Unit.

     The Partnership shall not be obligated to deliver any of the Units to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

     3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

     4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at the offices of Vinson & Elkins L.L.P. at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of The Depository Trust Company ("DTC") for the account of each Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

     The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by the Representatives. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.

     In the event the Underwriters do not exercise the option granted in Section 2 in full within the time prescribed by the preceding paragraph, the Partnership shall provide Sunoco with written notice of the same, together with the date and time, as determined by the Partnership, when the remaining Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the second business day or later than the fifth business day after the date on which such notice is given.

     The date and time the Option Units are delivered are sometimes referred to as the "Second Delivery Date," and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

     Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives or the Sunoco Related Party, as the case may be, and the Partnership) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC for the account of each Underwriter or the Sunoco Related Party, as the case may be, against payment to or upon the order of the Partnership of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter, but shall not be a further condition of the obligation of any Sunoco Related Party hereunder.

     5. Further Agreements of the Sunoco Parties. Each of the Sunoco Parties, jointly and separately, covenants and agrees with each Underwriter:

        (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (iv) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

        (b) Signed Copies of Registration Statements. To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

        (c) Copies of Documents to Representatives. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

        (d) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which shall not be unreasonably withheld or delayed.

        (e) Reports to Security Holders. As soon as practicable after the Effective Date, to make generally available to the Partnership's security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with
Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

        (f) Copies of Reports. For a period of two years following the Effective Date, to furnish or make available to the Representatives copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

        (g) Qualifications. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided, that in no event shall the Partnership or the General Partner be obligated in connection therewith to qualify as a foreign limited partnership or as a foreign limited liability company, or to file a general consent to service of process in any jurisdiction.

        (h) Lock-up Period; Lock-up Letters. For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exchangeable for Common Units (other than Units issued pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; provided, however, that the foregoing restrictions do not apply to: (A) the sale of Common Units by the Partnership to the Underwriters in connection with the public offering contemplated hereby, and (B) Common Units to be issued by the Partnership to non-employee directors as described in the Prospectus or restricted units, phantom units and options issued under the Long-Term Incentive Plan of the Partnership. Each executive officer and director of the General Partner shall furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit D hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Units (including Directed Units, if any) or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units (including Directed Units, if any), whether any such transaction described in clause (1) or
(2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

        (i) NYSE Listing. To apply for the listing of the Units on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date.

        (j) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Prospectus.

        (k) Consents. To cause the Sunoco Entities to accomplish or obtain as soon as practicable all consents, recordings and filings necessary to perfect, preserve and protect the title of the Operating Partnership and the Operating Subsidiaries to the properties and assets owned by them as a result of the Transactions.

        (l) Directed Unit Program. It is understood that up to __________ of the Firm Units (the "Directed Units") will initially be reserved by the Underwriters for offer and sale to officers, directors, employees and persons having business relationships with the Sunoco Entities ("Directed Unit Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Unit Program"). Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Sunoco Entities or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.

     6. Expenses. The Sunoco Parties agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Agreement Between Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) expenses incurred by the Underwriters in connection with the Directed Unit Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (i) the cost of printing certificates representing the Units; (j) the costs and charges of any transfer agent or registrar; (k) the costs and expenses of the Partnership relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and
(l) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

     7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Sunoco Parties contained herein, to the performance by the Sunoco Parties of their respective obligations hereunder and to each of the following additional terms and conditions:

        (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

        (b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Common Units, the Subordinated Units, the Incentive Distribution Rights, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (c) Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as special counsel for the Sunoco Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit A to this Agreement.

        (d) Blank Rome Comisky & McCauley LLP shall have furnished to the Representatives their written opinion, as counsel for the Sunoco Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit B to this Agreement.

        (e) Each of Kerr, Russell and Weber, PLC, opining as to the law of Michigan; Blank Rome Comisky & McCauley LLP, opining as to the law of New Jersey, New York and Pennsylvania; Thompson Hine LLP, opining as to the law of Ohio; and Hall, Estill, Hardwick, Gable, Golden & Nelson, a Professional Corporation, opining as to the law of Oklahoma, shall have furnished to the Representatives their written opinions, addressed to the Underwriters and dated the First Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit C to this Agreement.

        (f) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

        (g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

        (h) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letters"), the Partnership shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

        (i) On each Delivery Date, there shall have been furnished to the Representatives (A) a certificate, dated such Delivery Date and addressed to the Representatives, signed on behalf of Sunoco, Sunoco R&M, Sun Delaware, Sun Texas and Atlantic Petroleum by the chief executive officer and the chief financial officer of Sunoco and (B) a certificate, dated such Delivery Date and addressed to the Representatives, signed on behalf of the General Partner, the Partnership, GP LLC and the Operating Partnership by the chief executive officer and the chief financial officer of the General Partner, stating, in each case with respect to the entities covered by the certificate, that (i) the representations and warranties of such entities are true and correct, as if made at and as of such Delivery Date, and such entities have complied in all material respects with all the agreements and satisfied all the conditions on their part to be complied with or satisfied at or prior to such Delivery Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission; (iii) no event contemplated by subsection (j) of this Section 7 in respect of the Partnership Entities shall have occurred; and (iv) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

        (j) Since the Effective Date, none of the Partnership Entities shall have sustained any material loss or interference with its business from fire, flood, explosion, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as a whole; nor shall there have been a change in the partners' capital, capital stock, members' interests, short-term debt or long-term debt of any of the Partnership Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, management, capitalization, financial condition, results of operations or net worth of the Partnership Entities other than as set forth or contemplated in the Prospectus, which loss, litigation, change or development makes it, in the judgment of the Representatives, impractical or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

        (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

        (l) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

        (m) The Sunoco Parties shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

     All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and to counsel for the Underwriters. The Partnership shall furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

     8. Indemnification and Contribution.

        (a) The Sunoco Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any written or electronically produced materials or information electronically provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Common Units ("Marketing Materials"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Sunoco Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Sunoco Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); and provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability, action or expense purchased Units, or any of its directors, officers or employees or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, action or expense. The foregoing indemnity agreement is in addition to any liability which the Sunoco Parties may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

     In connection with the offer and sale of the Directed Units, the Sunoco Parties, jointly and severally, agree, promptly upon a request in writing, to indemnify and hold harmless Lehman Brothers Inc. and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Sunoco Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence or willful misconduct of Lehman Brothers Inc.

        (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Sunoco Parties, their officers and employees, each of their directors, and each person, if any, who controls the Sunoco Parties within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Sunoco Parties or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto, any material fact necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Sunoco Parties through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Sunoco Parties and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Sunoco Parties or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Sunoco Parties or any such director, officer, employee or controlling person.

        (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by the Underwriters against the Sunoco Parties under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of one such separate counsel (plus one local counsel if necessary in the opinion of counsel to the indemnified party) shall be paid by the Sunoco Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Sunoco Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sunoco Parties, on the one hand, and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Sunoco Parties, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Sunoco Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Sunoco Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability, or action in respect thereof, referred to above in this
Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

        (e) The Underwriters severally confirm and the Sunoco Parties acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of the Prospectus and the statements in the table in the first paragraph, the concession and reallowance figures in the fourth paragraph, and the statements in the ninth, tenth, eleventh and twenty-second paragraphs appearing under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     9. Defaulting Underwriters.

     If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any Sunoco Party except that the Sunoco Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Sunoco Parties for damages caused by its default. If other underwriters are obligated or agree to purchase the Units of a defaulting Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the

Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Section 7(j) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

     11. Reimbursement of Underwriters' Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any Sunoco Party to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by any Sunoco Entity is not fulfilled, the Sunoco Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Sunoco Parties shall pay the full amount thereof to the Representatives.

     12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to any of the Sunoco Parties, shall be delivered or sent by mail, telex or facsimile transmission to such Sunoco Party at 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Deborah M. Fretz, President (Fax: 215/977-3902); and

         (b) if to the Underwriters, such notice shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302, Attention:
Syndicate Department (Fax: 212/526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302; provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

     13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Sunoco Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Sunoco Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the General Partner, officers of the General Partner who have signed the Registration Statement and any person controlling any of the Sunoco Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     14. Survival. The respective indemnities, representations, warranties and agreements of the Sunoco Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange is open for trading, and (b) "affiliate" and "subsidiary" have their respective meanings set forth in Rule 405 of the Rules and Regulations.

     16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Sunoco Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                         Very truly yours,

                         SUNOCO, INC.


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


                         SUNOCO, INC. (R&M)


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


                         SUN PIPE LINE COMPANY OF DELAWARE

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


                         SUN TEXAS PIPE LINE COMPANY

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


                         ATLANTIC PETROLEUM CORPORATION

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                              SUNOCO PARTNERS LLC


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                              SUNOCO LOGISTICS PARTNERS L.P.

                              By: Sunoco Partners LLC, its general partner


                              By:
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.


                              By: Sunoco Logistics Partners GP LLC,
                                  its general partner

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

Accepted:

Lehman Brothers Inc.
Salomon Smith Barney Inc.
UBS Warburg LLC
Banc of America Securities LLC
First Union Securities, Inc.
Credit Suisse First Boston Corporation

       For themselves and as
       Representatives of the
       several Underwriters named
       in Schedule 1 hereto

By:    LEHMAN BROTHERS INC.



By:
   -----------------------------------------
       Authorized Representative

                                   SCHEDULE 1

                         SUNOCO LOGISTICS PARTNERS L.P.

                                                       Number of Firm
Underwriters                                        Units to be Purchased
------------                                        ---------------------
Lehman Brothers Inc.
Salomon Smith Barney Inc.
UBS Warburg LLC
Banc of America Securities LLC
First Union Securities, Inc.
Credit Suisse First Boston Corporation

                  TOTAL:                                  5,000,000

                                    EXHIBIT A

                    FORM OF OPINION OF VINSON & ELKINS L.L.P.

     (a) Each of the Partnership, the Operating Partnership and RM In LP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects. Each of the Partnership, the Operating Partnership and RM In LP is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth in Annex I to this Opinion.

     (b) Sun Pipeline LP has been duly formed and is validly existing in good standing as a limited partnership under the Texas LP Act with full partnership power and authority to own or lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects. Sun Pipeline LP is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth in Annex I to this Opinion.

     (c) Each of LA LLC, GP LLC and OLP GP LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects. GP LLC has full limited liability company power and authority to act as general partner of the Operating Partnership. OLP GP LLC has full limited liability company power and authority to act as general partner of Sun Pipeline LP and RM In LP. Each of LA LLC, GP LLC and OLP GP LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth in Annex I to this Opinion.

     (d) Each of Sun Delaware, Sun Atlantic R&M, Atlantic Petroleum, Atlantic, Atlantic Refining, Borger, Sun Texas, Atlantic In LP, Atlantic RM In LP, Atlantic Out LP, Atlantic RM In LP, Michigan In LLC, Mid-Con In LLC, Michigan Texas, Mid-Con Texas, R&M In LLC, Pipe Line GP LLC, Atlantic In LLC, Atlantic Out LLC and Services Out LLC has been duly incorporated or organized and is validly existing in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of its jurisdiction of incorporation or organization with full corporate, limited liability company or partnership power and authority, as the case may be, to own or lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and

Contribution Agreements and to conduct its business to be conducted by it at each Delivery Date, in each case in all material respects.

     (e) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (f) The General Partner owns 7,472,528 Common Units and 12,472,528 Subordinated Units and all of the Incentive Distribution Rights; all of such Sponsor Units and the limited partner interests represented thereby and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the General Partner owns the Sponsor Units and the Incentive Distribution Rights free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (g) The Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be duly authorized by the Partnership Agreement, validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Delivery Date.

     (h) The General Partner is the sole member of LA LLC with a 100% membership interest in LA LLC; such membership interest has been duly authorized and validly issued in accordance with the LA LLC Agreement and is fully paid (to the extent required under the LA LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the General Partner owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

     (i) The Partnership is the sole member of GP LLC with a 100% membership interest in GP LLC; such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

     (j) GP LLC is the sole general partner of the Operating Partnership with a .01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and GP LLC owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform
Commercial Code of the State of Delaware naming GP LLC as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (k) The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (l) The Operating Partnership is the sole member of OLP GP LLC with a 100% membership interest in OLP GP LLC; such membership interest has been duly authorized and validly issued in accordance with the OLP GP LLC Agreement and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

     (m) OLP GP LLC is the sole general partner of Sun Pipeline LP and RM In LP with a .01% general partner interest in each; each such general partner interest has been duly authorized and validly issued in accordance with the applicable Operating Subsidiary Partnership Agreement; and OLP GP LLC owns such general partner interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP GP LLC as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (n) The Operating Partnership is the sole limited partner of each of Sun Pipeline LP and RM In LP with a 99.99% limited partner interest in each; each such limited partner interest has been duly authorized and validly issued in accordance with the applicable Operating Subsidiary Partnership Agreement and is fully paid (to the extent required under the Operating Subsidiary Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the Partnership owns such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (o) Sun Delaware owns 100% of the issued and outstanding common stock of Sun Texas; such stock has been duly authorized and validly issued and is fully paid and nonassessable; and Sun Delaware owns such stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sun Delaware as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the TBCA.

     (p) Atlantic Petroleum is the sole member of Atlantic Out LLC with a 100% membership interest in Atlantic Out LLC; such membership interest has been duly authorized and validly issued in accordance with the Atlantic Out LLC Agreement and is fully paid (to the extent required under the Atlantic Out LLC Agreement) and nonassessable (except as such nonassessability may be affected by Article 5.09 of the Texas LLC Act); and Atlantic Petroleum owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims
(i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Atlantic Petroleum as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

     (q) Atlantic Out LLC is the sole general partner of each of Atlantic Out LP and Atlantic RM Out LP with a .01% general partner interest in each; such general partner interest has been duly authorized and validly issued in accordance with the Atlantic Out LP Partnership Agreement and the Atlantic RM Out LP Partnership Agreement, as the case may be; and Atlantic Out LLC owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Atlantic Out LLC as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (r) Atlantic Petroleum is the sole limited partner of each of Atlantic Out LP and Atlantic RM Out LP with a 99.99% limited partner interest in each; such limited partner interest has been duly authorized and validly issued in accordance with the Atlantic Out LP Partnership Agreement and the Atlantic RM Out LP Partnership Agreement, as the case may be, and is fully paid (to the extent required under the Atlantic Out LP Partnership Agreement and the Atlantic RM Out LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and Atlantic Petroleum owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Atlantic Petroleum as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (s) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in the General Partner. GP LLC, OLP GP LLC, the Partnership, the Operating Partnership, Sun Pipeline LP or RM In LP, in each case pursuant to the organizational documents or, to the knowledge of such counsel, any agreement or other instrument listed as an exhibit to the Registration Statement to which the General Partner, GP LLC, OLP GP LLC, the Partnership, the Operating Partnership, Sun Pipeline LP or RM In LP is a party or by which any of them may be bound. To such counsel's knowledge and except as described in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase partnership or membership interests in the General Partner, GP LLC, OLP GP LLC the Partnership, the Operating Partnership, Sun Pipeline LP or RM In LP.

     (t) The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement and Prospectus, and (ii) the Subordinated Units and the Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Merger and Contribution Agreements.

     (u) Each of the Partnership, the Operating Partnership, Sun Pipeline LP and RM In LP has all requisite limited partnership power and authority under the laws of the State of Texas to own or lease its properties and to conduct its business in the State of Texas, in each case in all material respects as described or otherwise disclosed in the Prospectus; the General Partner, GP LLC and OLP GP LLC has all requisite limited liability company power and authority under the laws of the State of Texas to own or lease its properties and to conduct its business in the State of Texas, in each case in all material respects as described or otherwise disclosed in the Prospectus; and upon the consummation of the Transactions (assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership, Sun Pipeline LP or RM In LP and assuming that unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership, the Operating Partnership, Sun Pipeline LP or RM In LP), the Partnership will not be liable under the laws of the State of Texas for the liabilities of the Operating Partnership, and unitholders will not be liable under the laws of the State of Texas for the liabilities of the Partnership or the Operating Partnership except in each case to the same extent as under the laws of the State of Delaware. [First Delivery Date only]

     (v) The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Partnership, the Operating Partnership, Sun Delaware, Sun Texas and Atlantic Petroleum.

     (w) Each of the Operative Agreements to which any of the Sunoco Entities other than the General Partner, Sunoco, Sunoco R&M, Sun Atlantic BV, Pipe Line, Michigan and Mid-Con (the "Sunoco Delaware and Texas Entities") is a party has been duly authorized and validly executed and delivered by the Sunoco Delaware and Texas Entities parties thereto. Each of the Operative Agreements (other than any Merger and Contribution Agreements governed by law other than Delaware of Texas law, as to which such counsel need not express any opinion) to which any of the Sunoco Entities is a party constitutes a valid and legally binding obligation of the Sunoco Entities parties thereto, enforceable against each such party in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     (x) The Mergers became effective under the Delaware LLC Act, the Texas LLC Act, the DGCL and the TBCA, as applicable, on________________, 2002 and the Conversion became effective under the DGCL and the Delaware LLC Act on ________________, 2002.

     (y) The Mergers and the Conversion were legally sufficient under the law of the State of Delaware and Texas to vest, directly or indirectly, in the Operating Partnership and the Operating Subsidiaries, as applicable, the assets of the parties to the Mergers and the Conversion located in the State of Delaware and Texas.

     (z) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement or the Operative Agreements by the Sunoco Entities which are parties thereto, or the consummation of the transactions contemplated thereby (including the Transactions) (i) constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Sunoco Delaware and Texas Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Operative Agreement (other than any Merger and Contribution Agreement governed by law other than Delaware or Texas law), (iii) violated, violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, the Texas LP Act, the Texas LLC Act or the TBCA or federal law, or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Sunoco Delaware and Texas Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

     (aa) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the General Partner, the Partnership, GP LLC, the Operating Partnership, OLP GP LLC or the Operating Subsidiaries is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement or the Operative Agreements (other than any Merger and Contribution Agreement governed by law other than Delaware or Texas law) by the Sunoco Entities party thereto or the consummation by the Sunoco Entities of the transactions contemplated by the Underwriting Agreement or the Operative Agreements (other than any Merger and Contribution Agreement governed by law other than Delaware or Texas law), except (i) for such consents required under the Securities Act and the Exchange Act or under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Underwriting

Agreement and the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the condition (financial or other), business or results of operations of the Partnership Entities taken as a whole, or (v) as disclosed in the Prospectus.

     (bb) The execution, delivery and performance of the Conveyances relating to the transfer of property in the State of Texas has not violated and will not violate any statute of the State of Texas or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of Texas having jurisdiction over any of the Sunoco Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the unitholders or the operations conducted in the State of Texas by the Partnership Entities, taken as a whole. [First Delivery Date only]

     (cc) Each of the Conveyances is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Texas, as described in the Conveyances, subject to the conditions, reservations and limitations contained in the Conveyances, except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title. [First Delivery Date only]

     (dd) Each of the deeds and real property assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of Texas, to the extent such recordation is required, and, upon proper recordation of any of such deeds and real property assignments in the State of Texas, will constitute notice to all third parties under the recordation statutes of the State of Texas concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Partnership Entities own property is the appropriate public office in the State of Texas for the recordation of deeds and assignments of interests in real property located in such county. [First Delivery Date only]

     (ee) The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Description of Credit Agreement," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Description of Senior Notes," "Business - Regulation," "Certain Relationships and Related Party Transactions," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement," insofar as they constitute descriptions of the Operative Agreements or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and

Prospectus under the captions "Prospectus Summary -- The Offering," "Cash Distribution Policy," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement."

     (ff) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

     (gg) The Registration Statement was declared effective under the Securities Act on ______________, 2002; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

     (hh) The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

     (ii) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Sunoco Entities or to which any of the Sunoco Entities is a party or to which any of their respective properties is subject that are required to be disclosed in the Prospectus and are not so disclosed as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

     (jj) None of the Sunoco Entities is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or a "public utility holding company" or "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (kk) The offer, sale and issuance of the Sponsor Units and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Securities Act.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Sunoco Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), as of its issue date and as of each Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the Sunoco Parties set forth in this Underwriting Agreement and on certificates of officers and employees of the Sunoco Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, (D) with respect to the opinions expressed in subparagraphs (a) through (d) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Partnership, the Operating Partnership, Sun Pipeline LP, RM In LP, the General Partner, GP LLC and OLP GP LLC state that such opinions are based upon the opinions of local counsel provided pursuant to the Agreement and upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to such Delivery Date and shall be provided to you), (E) state that they express no opinion with respect to the title of any of the Sunoco Entities to any of their respective real or personal property purported to be transferred by the Merger and Contribution Agreements nor with respect to the accuracy or descriptions of real or personal property and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Sunoco Entities may be subject.

                                    EXHIBIT B

              FORM OF OPINION OF BLANK ROME COMISKY & MCCAULEY LLP

     (a) Each of Sunoco, Sunoco R&M and Pipe Line is a corporation duly incorporated and validly existing in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own and lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects.

     (b) Sunoco owns, directly or indirectly, all of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of Sun Delaware, Sunoco R&M, Sun Atlantic R&M, Sun Atlantic BV, Atlantic Petroleum, Sun Texas, Atlantic Out LLC, Michigan In LLC, Mid-Con In LLC, Services LP, Atlantic In LP, Atlantic RM In LP, Atlantic Out LP and Atlantic Out LP free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (c) Sun Delaware, Sun Texas, Sunoco R&M and Atlantic Petroleum are the only members of the General Partner with a 100% membership interest in the General Partner; such membership interest have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable; and each of Sun Delaware, Sun Texas, Sunoco R&M and Atlantic Petroleum owns their respective membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the Commonwealth of Pennsylvania naming any of Sun Delaware, Sun Texas, Sunoco R&M or Atlantic Petroleum as a debtor is on file in the office of the [Name of Proper State Office] of the Commonwealth of Pennsylvania or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Pennsylvania LLC Law.

     (d) The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the General Partner, Sunoco and Sunoco R&M.

     (e) Each of the Operative Agreements to which any of the General Partner, Sunoco, Sunoco R&M and Pipe Line (the "Sunoco Pennsylvania Entities") is a party has been duly authorized and validly executed and delivered by the Sunoco Pennsylvania Entities parties thereto. Each of the Operative Agreements (other than any Operative Agreement governed by law other than Pennsylvania, New Jersey or New York law, as to which such counsel need not express any opinion) to which any of the Sunoco Entities is a party constitutes a valid and legally binding obligation of the Sunoco Entities parties thereto, enforceable against each such party in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     (f) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement or the Operative Agreements by the Sunoco Entities which are party thereto, and the consummation of the transactions contemplated hereby and thereby (including the Transactions), (i) constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Sunoco Pennsylvania Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement, lease or other instrument known to such counsel (excluding all Operative Agreements other than the Credit Agreement and those governed by the law of the Commonwealth of Pennsylvania or the States of New York and New Jersey, as to which such counsel need not express any opinion) to which any of the Sunoco Pennsylvania Entities or any of their properties may be bound, (iii) violated, violates or will violate the laws of the Commonwealth of Pennsylvania, the laws of the States of New Jersey or New York or federal law, or (iv) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to any of the Sunoco Pennsylvania Entities or any of their properties in a proceeding to which any of them or their property is subject, which breach, violation or default, in the case of clause
(ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Entities, taken as a whole.

     (g) The Partnership, the Operating Partnership and each Operating Subsidiary has all requisite limited partnership power and authority under the laws of the Commonwealth of Pennsylvania and under the laws of the States of New Jersey and New York to own or lease its properties and to conduct its business in the Commonwealth of Pennsylvania and the States of New Jersey and New York, in each case in all material respects as described or otherwise disclosed in the Prospectus; the General Partner, GP LLC and OLP GP LLC has all requisite limited liability company power and authority under the laws of the Commonwealth of Pennsylvania and under the laws of the States of New Jersey and New York to own or lease its properties and to conduct its business in the Commonwealth of Pennsylvania and the States of New Jersey and New York, in each case in all material respects as described or otherwise disclosed in the Prospectus; and upon the consummation of the Transactions (assuming

     (g) that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership or the Operating Subsidiaries and assuming that unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership, the Operating Partnership or the Operating Subsidiaries), the Partnership will not be liable under the laws of the Commonwealth of Pennsylvania or under the laws of the States of New Jersey and New York for the liabilities of the Operating Partnership, and unitholders will not be liable under the laws of the Commonwealth of Pennsylvania or under the laws of the States of New Jersey and New York for the liabilities of the Partnership or the Operating Partnership except in each case to the same extent as under the laws of the State of Delaware. [First Delivery Date only]

     (h) To the knowledge of such counsel, each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted by the Partnership Entities, taken as a whole, and, to the knowledge of such counsel, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect upon the Partnership Entities, taken as a whole.

     (i) To the knowledge of such counsel, none of the Sunoco Pennsylvania Entities is (i) in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Entities, taken as a whole, or could materially impair the ability of any of the Sunoco Pennsylvania Entities to perform their obligations under the Underwriting Agreement or the Operative Agreements.

     (j) Except as described in the Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatening against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such Partnership Entity, is reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Partnership Entities, taken as a whole.

     (k) Except as described in the Prospectus, to the knowledge of such counsel, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership, the Operating Partnership or any Operating Subsidiary or (ii) any limited liability company interests in the General Partner, GP LLC or OLP GP LLC, in each case pursuant to the Credit Agreement or, to the knowledge of such counsel, any other agreement or instrument (other than those agreements listed as exhibits to the Registration Statement) to which the General Partner, GP LLC, OLP GP LLC, the Partnership, the Operating Partnership, or any Operating Subsidiary is a party or by which any of them may be bound.

     (l) Assuming that the Mergers and the Conversions were legally sufficient under applicable Delaware and Texas law to vest in the Operating Partnership and the Operating Subsidiaries, as applicable, the assets of the parties to the Mergers and the Conversions, then the Mergers and the Conversions were legally sufficient under the law of the Commonwealth of Pennsylvania and under the law of the States of New Jersey and New York to vest, directly or indirectly, in the Operating Partnership and the Operating Subsidiaries, as applicable, the assets of the parties to the Mergers and the Conversion located in the Commonwealth of Pennsylvania or in the States of New Jersey and New York.

     (m) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the Commonwealth of Pennsylvania or the States of New Jersey or New York having jurisdiction over the Sunoco Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, or for the conveyance of the properties located in the Commonwealth of Pennsylvania or in the States of New Jersey and New York purported to be conveyed to the Operating Partnership or the Operating Subsidiaries, as applicable, pursuant to the Conveyances, except (A) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the Commonwealth of Pennsylvania and in the States of New Jersey and New York by the Partnership Entities or (E) as disclosed in the Prospectus.

     (n) The execution, delivery and performance of the Conveyances relating to the transfer of property in the Commonwealth of Pennsylvania and in the States of New Jersey and New York has not violated and will not violate any statute of the Commonwealth of Pennsylvania or the States of New Jersey and New York or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the Commonwealth of Pennsylvania or of the States of New Jersey and New York having jurisdiction over any of the Sunoco Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the unitholders or the operations conducted in the Commonwealth of Pennsylvania or in the State of States of New Jersey and New York by the Partnership Entities, taken as a whole. [First Delivery Date only]

     (o) Each of the Conveyances is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the Commonwealth of Pennsylvania and in the States of New Jersey and New York as described in the Conveyances, subject to the conditions, reservations and limitations contained in the Conveyances, except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title. [First Delivery Date only]

     (p) Each of the deeds and real property assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the Commonwealth of Pennsylvania and of the States of New Jersey and New York to the extent such recordation is required, and, upon proper recordation of any of such deeds and real property assignments in the Commonwealth of Pennsylvania and in the States of New Jersey and New York will constitute notice to all third parties under the recordation statutes of the Commonwealth of Pennsylvania and of the States of New Jersey and New York concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Partnership Entities own property is the appropriate public office in the Commonwealth of Pennsylvania and in the States of New Jersey and New York for the recordation of deeds and assignments of interests in real property located in such county. [First Delivery Date only]

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the Sunoco Parties set forth in this Agreement and in certificates of officers and employees of the Sunoco Entities and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by her are genuine, (C) state that such opinions are limited to federal laws, the laws of the Commonwealth of Pennsylvania and the laws of the States of New Jersey and New York (D) state that she expresses no opinion with respect to the title of any of the Sunoco Entities to the real or personal property purported to be transferred by the Merger and Contribution Agreements nor with respect to the accuracy or descriptions of real or personal property, and (E) state that she expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Sunoco Entities may be subject.

                                    EXHIBIT C

                         FORM OF LOCAL COUNSEL OPINIONS

Michigan, Ohio and Oklahoma:

     In the case of the First Delivery Date only, each of Kerr, Russell and Weber, PLC, with respect to the State of Michigan, Thompson Hine LLP, with respect to the State of Ohio, and Hall, Estill, Hardwick, Gable, Golden & Nelson, a Professional Corporation, with respect to the State of Oklahoma, shall have furnished to you their written opinion, dated the First Delivery Date, in form and substance satisfactory to you, to the effect that:

          (a) The Partnership, the Operating Partnership and LP Operating Subsidiary has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the applicable jurisdiction set forth on Annex I.

          (b) Each of the General Partner, GP LLC, OLP GP LLC and LLC Operating Subsidiary has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the applicable jurisdiction set forth on Annex I.

          (c) Michigan is a corporation duly incorporated and validly existing in good standing under the laws of the State of Michigan with full corporate power and authority to own and lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus. [Michigan only]

          (d) Mid-Con is a corporation duly incorporated and validly existing in good standing under the laws of the State of Oklahoma with full corporate power and authority to own and lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Contribution Agreements and to conduct its business to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus. [Oklahoma only]

     (b) Each of the Operative Agreements to which Michigan is a party has been duly authorized and validly executed and delivered by Michigan. Each of the Operative Agreements (other than any Operative Agreement governed by law other than Michigan law, as to which such counsel need not express any opinion) to which Michigan is a party constitutes a valid and legally binding obligation of Michigan, enforceable against such party in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. [Michigan only]

     (d) Each of the Operative Agreements to which Mid-Con is a party has been duly authorized and validly executed and delivered by Mid-Con. Each of the Operative Agreements (other than any Operative Agreement governed by law other than Oklahoma law, as to which such counsel need not express any opinion) to which Mid-Con is a party constitutes a valid and legally binding obligation of Mid-Con, enforceable against such party in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. [Oklahoma only]

     (e) The Partnership, the Operating Partnership and each LP Operating Subsidiary has all requisite limited partnership power and authority under the laws of the State of [insert applicable state] to own or lease its properties and to conduct its business in the State of [insert applicable state], in each case in all material respects as described or otherwise disclosed in the Prospectus; the General Partner, GP LLC, OLP GP LLC and each LLC Operating Subsidiary has all requisite limited liability company power and authority under the laws of the State of [insert applicable state] to own or lease its properties and to conduct its business in the State of [insert applicable state], in each case in all material respects as described or otherwise disclosed in the Prospectus; and upon the consummation of the Transactions (assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership or the Operating Subsidiaries and assuming that unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership, the Operating Partnership or the Operating Subsidiaries), the Partnership will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Operating Partnership, and unitholders will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Partnership or the Operating Partnership except in each case to the same extent as under the laws of the State of Delaware.

     (f) Assuming that the Mergers and the Conversions were legally sufficient under applicable Delaware and Texas law to vest in the Operating Partnership and the Operating Subsidiaries, as applicable, the assets of the parties to the Mergers and the Conversion, then the Mergers and the Conversion were legally sufficient under the law of the State of [insert applicable state] to vest, directly or indirectly, in the Operating Partnership and the Operating Subsidiaries, as applicable, the assets of the parties to the Merger and the Conversions located in the State of [insert applicable state].

     (g) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of [insert applicable state] having jurisdiction over the Sunoco Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, or for the conveyance of the properties located in the State of [insert applicable state] purported to be conveyed to the Operating Partnership or the Operating Subsidiaries, as applicable, pursuant to the Conveyances, except (A) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [insert applicable state] by the Partnership Entities or (E) as disclosed in the Prospectus.

     (h) The execution, delivery and performance of the Conveyances relating to the transfer of property in the State of [insert applicable state] has not violated and will not violate any statute of the State of [insert applicable state] or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of [insert applicable state] having jurisdiction over any of the Sunoco Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the unitholders or the operations conducted in the State of [insert applicable state] by the Partnership Entities, taken as a whole.

     (i) Each of the Conveyances is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of [insert applicable state], as described in the Conveyances, subject to the conditions, reservations and limitations contained in the Conveyances, except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title.

     (j) Each of the deeds and real property assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of [insert applicable state], to the extent such recordation is required, and, upon proper recordation of any of such deeds and real property assignments in the State of [insert applicable state], will constitute notice to all third parties under the recordation statutes of the State of [insert applicable state] concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Partnership Entities own property is the appropriate public office in the State of [insert applicable state] for the recordation of deeds and assignments of interests in real property located in such county.

     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of [insert applicable state], excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of [insert applicable state] (each of which shall be dated as of the date not more than fourteen days prior to such Delivery Date and provided to you.)

     In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Blank Rome Comisky & McCauley LLP are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

                                    EXHIBIT D

Lehman Brothers Inc.                                           ___________, 2002
Salomon Smith Barney Inc.
UBS Warburg LLC
Banc of America Securities LLC
First Union Securities, Inc.
Credit Suisse First Boston Corporation
c/o Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey  07302

Dear Sirs:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") among Sunoco, Inc., Sunoco, Inc. (R&M), Sun Pipe Line Company of Delaware, Sun Pipe Line Company, Atlantic Petroleum Corporation, Sunoco Partners LLC, Sunoco Logistics Partners L.P. (the "Partnership"), Sunoco Logistics Partners Operations L.P. and Lehman Brothers Inc., Salomon Smith Barney Inc., UBS Warburg LLC, Banc of America Securities LLC, First Union Securities, Inc. and Credit Suisse First Boston Corporation as Underwriters (the "Underwriters"), providing for the purchase by you and such other Underwriters of common units, each representing a limited partner interest (the "Common Units") in the Partnership, and that the Underwriters propose to reoffer the Common Units to the public (the "Offering"). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units purchased pursuant to a Directed Unit Program and Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units (including Directed Units, if any), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 180 days from the date of the Prospectus (as defined in the Underwriting Agreement).

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, we will be released from our obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the [heirs, personal representatives,] [Note: use this language for lock-ups signed by natural persons] [successors and assigns] [Note: use this language for lock-ups signed by Sunoco affiliate companies] of the undersigned.


Yours very truly,


------------------------------


Dated: ____________, 2002

                                     ANNEX I

                             FOREIGN QUALIFICATIONS

General Partner
---------------
Canada
Indiana
Louisiana
Michigan
New Jersey
New York
New Mexico
Ohio
Oklahoma
Pennsylvania
Texas

Partnership
-----------
Canada
Indiana
Louisiana
Michigan
New Jersey
New York
New Mexico
Ohio
Oklahoma
Pennsylvania
Texas

Sunoco Partners LLC
-------------------
Canada
Indiana
Louisiana
Michigan
New Jersey
New York
New Mexico
Ohio
Oklahoma
Pennsylvania
Texas

Operating Partnership
---------------------
Canada
Indiana
Louisiana
Michigan
New Jersey
New York
New Mexico
Ohio
Oklahoma
Pennsylvania
Texas

Sun Pipeline LP
---------------
Canada
Indiana
Louisiana
Michigan
New Jersey
New York
New Mexico
Ohio
Oklahoma
Pennsylvania
Texas

RM In LP
--------
Canada
Indiana
Louisiana
Michigan
New Jersey
New York
New Mexico
Ohio
Oklahoma
Pennsylvania
Texas

                                        2